UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check	the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

AMERICAN AIRLINES GROUP INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

American Airlines to Webcast Annual Meeting of Stockholders

FORT WORTH, Texas — American Airlines Group Inc. (NASDAQ: AAL) invites its stockholders, team members and other interested parties to attend its virtual annual meeting of stockholders on Wednesday, May 10, at 9 a.m. CT. Anyone can attend the annual meeting via the internet by registering in advance or on the day of the meeting at proxydocs.com/AAL and clicking the button labeled, “Register Here.”

Stockholders can submit questions on the day of the meeting in real-time in writing through the virtual annual meeting website. Stockholders may also submit questions in advance of the meeting, prior to 4 p.m. CT on May 9, 2023, after registering at the above website. Others wishing to attend the virtual annual meeting may do so as a guest in listen-only mode.

The webcast of the virtual annual meeting of stockholders will be available to the public for two weeks after the meeting at aa.com/investorrelations.

About American Airlines Group

To Care for People on Life’s Journey®. Shares of American Airlines Group Inc. trade on Nasdaq under the ticker symbol AAL and the company’s stock is included in the S&P 500. Learn more about what’s happening at American by visiting news.aa.com and connect with American on Twitter @AmericanAir and at Facebook.com/AmericanAirlines.